TSXV: CNC OTCBB: CNYC

CANYON COPPER CORP COMMENCES TRADING TODAY AS TIER ONE COMPANY ON
TSX VENTURE EXCHANGE WITH SYMBOL “CNC”

VANCOUVER, BC, July 18th, 2011 – Canyon Copper Corp. (the “Company”) (TSX-V: CNC) (OTCBB:CNYC) is pleased to announce that following completion of its brokered private placement financing (see News Release dated July 15, 2011) the Company’s shares of common stock have been accepted for trading at the opening Monday, July 18, 2011 under the symbol “CNC” on the TSX Venture Exchange. The Company will be classified as a Tier 1 Mining Issuer on the TSX Venture Exchange.

Phase I Exploration Program

The Company plans to commence phase I of its exploration program on the New York Canyon Project in July, 2011. The exploration program will involve the following:

  Re-assaying the 2006 drill program Longshot Ridge drill pulps, duplicate samples, blank samples and standards by an independent ISO 17025 certifiable laboratory to determine proper quality assured copper values for these samples.
  Revise Longshot Ridge resource estimate incorporating the additional information from the re-assayed values of the 2006 drill and systematic road cut samples.
  Apply for permits to drill on and around the Longshot Ridge and adjacent copper oxide targets.
  Apply for permits to drill the Copper Queen and Champion target areas.
  Assess potentials of copper oxide systems similar to the Longshot Ridge at the nearby Power Line and Buffington mine workings.
  Initiate further work on metallurgical testing and environmental base line studies for the Longshot Ridge deposit.

Project Summary

The New York Canyon property is located 30 miles (48 km) east of Hawthorne, Nevada. It consists of 21 patented claims covering 420 acres (170 hectares) of which 18 are leased, and 1,293 unpatented mining claims covering approximately 25,860 acres (10,781 hectares) for a total area of approximately 42 sq. miles. For the Longshot Ridge target, the Company has obtained an indicated mineral resource estimate, at a cut-off grade of 0.2% copper, of 16,250,000 tons at an average grade of 0.43% Cu, and an inferred mineral resource estimate, at cut-off grade of 0.2% copper, of 2,900,000 tons at an average grade of 0.31% Cu (see National Instrument 43-101 (“NI 43-101”) Technical Report filed on SEDAR on May 6, 2010 and news release dated May 3, 2010).

Qualified Person

Mr. Ainsworth, P. Eng, BC, with Licence #8648 and the President of the Company, is a Qualified Person as defined by NI 43-101 and has reviewed and approved the contents of this news release.

On behalf of the Board of Directors,

“Anthony Harvey”

CANYON COPPER CORP.
Anthony Harvey, CEO and President

Suite 408 – 1199 West Pender Street • Vancouver, B.C. • V6E 2R1
TEL (604) 331-9326 • FAX (604) 684-9365

Cautionary Statement Regarding Forward Looking Information

This News Release may contain, in addition to historical information, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phases such as “believe,” “expect,” “plan,” “anticipate” and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties and other factors that could cause actual results to differ materially from the Company's expectations, and expressly does not undertake any duty to update forward-looking statements. These factors include, but are not limited to the following, the Company's ability to obtain additional financing, the Company’s ability to complete the planned exploration program on the New York Canyon Project, uncertainty of estimates of mineralized material and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

Cautionary Note to U.S. Investors Regarding Estimates of Measured, Indicated and Inferred Resources

This News Release uses the terms “measurer”, “indicated” and “inferred” “resources.” We advise U.S. investors that while these terms are recognized and required by Canadian regulations, the SEC does not recognize them. “Inferred resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an “inferred mineral resource” will ever be upgraded to a higher category. Under Canadian rules, estates of “inferred mineral resources” may not form the basis of a feasibility study or prefeasibility studies, except in rare cases. The SEC normally only permits issuers to report mineralization that does not constitute “reserves” as in-place tonnage and grade without reference to unit measurers. The term “contained copper pounds” used in this News Release is not permitted under the rules of the SEC. U.S. investors are cautioned not to assume that any part or all of a measurer, indicated or inferred resource exists or its economically or legally mineable.